                                                                     EXHIBIT 4.2

                                  SCHEDULE I

                        COMMON STOCK PURCHASE WARRANTS
                   BETWEEN DEEPTECH INTERNATIONAL INC. AND
                           THE HOLDERS LISTED BELOW

     Pursuant to Item 601(a) of Regulation S-K, the Common Stock Purchase Warrants, dated December 31, 1996, issued by DeepTech International Inc. to each of the following Holders have been omitted because all of such warrants are substantially identical in all material respects except as to the items scheduled below.

                                                                      # OF           EXPIRATION
                              HOLDER                                WARRANTS            DATE
                               (a)                                     (b)               (c)
                              ------                                --------         -----------
     Susan K. Stickney                                                4,372            12/15/99

     Christine M. Sanders                                             3,750            12/15/99

     David N. King                                                    2,500            12/15/99

     Albert Stickney III                                              1,318            12/15/99

     Jansen Noyes, Jr. and Alfred King Jr. TTEE U/W Nancy             1,250            12/15/99
     Noyes King FBO David N. King

     Jansen Noyes, Jr. and Alfred King Jr. TTEE U/W Nancy             1,250            12/15/99
     Noyes King FBO Alfred King III

     Jansen Noyes, Jr. and Alfred King Jr. TTEE U/W Nancy             1,250            12/15/99
     Noyes King FBO Susan K. Stickney

     Jansen Noyes Jr.                                                   937            12/15/99

     Don A. Sanders                                                  45,000            12/15/98

     Katherine U. Sanders                                            45,000            12/15/98

     Delaware Charter and Guarantee Trust Company TTEE FBO           25,111            12/15/98
     Robert B. Vincent, Sr. IRA R/O

     Alfred F. King III                                               2,500            12/15/99

================================================================================

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                          DEEPTECH INTERNATIONAL INC.
                         COMMON STOCK PURCHASE WARRANT

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

         This certifies that, for good and valuable consideration, DeepTech International Inc., a Delaware corporation (the "Company"), grants to
(a)________________ (the "Lender") or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company (b)_________________ validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the purchase price per share of $4.00 (the "Exercise Price"), at any time and from time to time prior to 5:00 p.m., New York City time, on
(c)_________________, all subject to the terms, conditions, limitations and adjustments herein set forth.

================================================================================

1.       Duration and Exercise of Warrant; Limitation on Exercise; Payment of
         Taxes.

         1.1 Duration and Exercise of Warrant. This Warrant may be exercised by the Warrantholder by (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day and
(b) the delivery of payment to the Company, for the account of the Company, by cash or by certified check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

         1.2 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

         1.3 Divisibility of Warrant. This Warrant may be divided into warrants of one share or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

         1.4     Deferred Amount and Limitation on Exercise.

                 (a) Subject to section 1.4(b), if this Warrant has not theretofore been exercised in whole or in part, the Warrantholder may, at its option, on 30 days' prior written notice delivered to the Company, elect to receive from the Company on December 15, 1995 an amount (the "Deferred Amount") equal to the amount that would accrue on the outstanding principal amount of the portion of the Loan made by the Lender on a cumulative compounded basis at the rate of 10% per annum from the date such portion of the Loan was made until the earlier of (A) the date such portion of the Loan has been paid in full and
(B) December 15, 1995. Should the Warrantholder so elect to receive the Deferred Amount and the Deferred Amount is paid to the Warrantholder in full on December 15, 1995, this Warrant shall not thereafter be exercisable and the Warrantholder shall promptly surrender this Warrant to the Company for cancellation.

                 (b) If a Default occurs at any time, this Warrant shall continue to remain in effect and shall be exercisable in accordance with the terms hereof and the Warrantholder shall receive the Deferred Amount on the date the portion of the Loan made by the Lender is paid in full.

                 (c) The Deferred Amount shall be calculated by the Warrantholder and, absent manifest error, such calculation shall be binding on the Company.

2. Restrictions on Transfer: Restrictive Legends. Except as otherwise permitted by this section 2, each War-rant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

         Except as otherwise permitted by this section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

         Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act.

3.       Reservation and Registration of Shares, Etc.

         The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that it will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

4.       Exchange, Loss or Destruction of Warrant.

         Subject to the terms and conditions hereof, upon surrender of-this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein shall be deemed to include any warrants issued in substitution or exchange for this Warrant.

5.       Ownership of Warrant.

         The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in section 4.

6.       Certain Adjustments.

         6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                 (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrant-holder will be entitled to receive the number of Shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph
(g)(i).

                 (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g)(i).

                 (c) Reorganization. If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 6.

                 (d) Stock and Rights Offering. (i) If at any time after the date of issuance of this Warrant, the Company shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the Exercise Price then, immediately after the date of such issuance or sale, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before the date of such issuance or sale by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at the Exercise Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be), and the Exercise Price shall be adjusted as provided below in paragraph (g)(i).

                          (ii) If the Company shall, at any time after the date of issuance of this Warrant distribute to all holders of Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(i) above) (any of the foregoing being hereinafter in this paragraph (d)(ii) called the "Securities"), then in each such case, unless the Company elects to reserve shares or other units of such Securities for distribution to the Warrantholder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Warrantholder is entitled, such Warrantholder will receive upon such exercise the amount and kind of such Securities which such Warrant-holder would have received if the Warrantholder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant, then the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares the Warrantholder would have been entitled to receive immediately before such record date, had the Warrant-holder exercised this Warrant immediately prior thereto, by a fraction, the denominator of which shall be the Closing Price (as hereinafter defined) per share of Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock and the numerator of which shall be the Closing Price of the Common stock, and the Exercise Price shall be adjusted as provided below in paragraph
         (g)(i). The term "Closing Price" shall mean the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on NASDAQ or, if there are no such quotations for the Common Stock, the fair market value per share of the Common Stock as reasonably determined by the Board of Directors of the Company.

                          (iii) In case the Company shall, directly or indirectly, issue or sell any Additional Securities at a price per share (or having a conversion, exchange or exercise price per share) lower than the Exercise Price then, immediately after the date of such issuance or sale, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock the Warrantholder would have been entitled to receive immediately before the date of such issuance or sale by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at the Exercise Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of Additional Securities offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible, exchangeable or exercisable, as the case may
         be), and the Exercise Price shall be appropriately adjusted as provided below in paragraph (g)(i).

                 (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to the Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Warrant-holder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

                 (f)  Carryover.  Notwithstanding any other provision of this section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                 (g)  Exercise Price Adjustment.

                          (i)  Whenever the number of Warrant Shares
         purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                          (ii) The Exercise Price shall be reduced by the per share amount of all cash dividends paid to holders of Common Stock prior to the exercise of this Warrant. Such per share amount shall be calculated by dividing all such cash dividends paid by the number of shares of Common Stock issued, outstanding, entitled to, and receiving such cash dividends.

         (h) Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock to be delivered upon exercise of this Warrant and any corresponding adjustment to the Exercise Price shall have been made pursuant to this section 6.1 as the result of any issuance of rights, options or warrants, and such rights, options or warrants shall thereafter expire and all or a portion of such rights, options or warrants shall have not been exercised, then such previous adjustments shall be rescinded and annulled and the number of shares of Common Stock to be delivered upon exercise of this Warrant and the Exercise Price shall be recomputed to give effect thereto.

         6.2 Other Dilutive-Events. In case any event shall occur as to which the provisions of section 6.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this warrant in accordance with the essential intent and principles of such section, then, in each such case, the Company shall, at its expense, appoint a firm of independent public accountants of recognized national standing (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company), to issue a report which shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in section 6.1, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such report, the Company will promptly mail a copy thereof to the Warrant- holder and shall make the adjustments described therein.

         6.3 No Adjustment for Employee Stock Option Plan or Permitted Issuances. Notwithstanding anything to the contrary contained elsewhere in this section 6, no adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant or in the Exercise Price shall be made (i) with respect to Common Stock or Additional Securities issued to employees of the Company pursuant to a qualified stock option plan of the Company which is approved by the Board of Directors of the Company or (ii) as a result of a Permitted Issuance. The provisions of this section 6 providing for the adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant and in the Exercise Price shall apply at any time only with respect to the Warrant Shares that have not at such time been purchased by the Warrantholder as a result of the exercise of this Warrant.

         6.4 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

7.       Registration Rights.

         7.1     Demand Registration.

                 (a) At any time after the effective date of the first registration statement under the Securities Act for a public offering of Securities of the Company to the general public, the holder of Registrable Securities may deliver to the Company a written request that the Company register any or all of the Registrable Securities. The Company shall, as soon as practicable following receipt of such request, effect the registration under the Securities Act of all Registrable Securities specified in the request of such holder.

                 (b) The Company is obligated to effect only one registration pursuant to this Section 7.1.

         7.2 Piggyback Registration. In each and every registration of Securities of the Company (other than shares of Common Stock for a qualified employee stock option plan approved by the Board of Directors of the Company) proposed to be effected under the Securities Act at any time, the Company will give notice to the holder of Registrable Securities of such proposed registration at least 60 days prior to the filing of any registration statement and will, as soon as practicable following receipt of a written request of such holder, include all Registrable Securities specified in the request of such holder in such proposed registration.

         7.3 Obligations of the Company. When required under the terms of this Warrant to effect the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a registration statement or statements or similar documents (collectively, the "Registration Statement") with respect to all Registrable Securities requested by the holder of Registrable Securities to be included in such registration, and use its best efforts to cause the Registration Statement to become effective and keep the Registration Statement effective pursuant to Rule 415 at all times, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                 (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until all Registrable Securities covered by such Registration Statement have been disposed and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

                 (c) Furnish promptly to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the holders of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities.

                 (d) Subject to the provisions of section 7.3(e), use its best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders of Registrable Securities and to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times, and to take all other actions necessary or advisable to enable the disposition of such Registrable Securities in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to provide any undertaking or make any change in its charter or bylaws which the Board of Directors of the Company determines to be contrary to the best interest of the Company and its stockholders.

                 (e) In the event any offering made pursuant to Section 7.1(a) is to be made through underwriters, select underwriters for the offering who are reasonably satisfactory to the holders of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriters(s) of such offering. The holders of Registrable Securities shall also enter into and perform their customary obligations under any such agreement including, without limitation, customary indemnification and contribution obligations. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or any demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holders, then all selling security holders (including the holder of such Registrable Securities) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

                 (f) Notify the holders of Registrable Securities at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

                 (g) Notify the holders of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                 (h) Permit a single firm of counsel designated as sellers' counsel by the holders of Registrable Securities to review the Registration Statement and all amendments and supplements thereto at a reasonable period of time prior to their filing, and, with respect to any offering made pursuant to section 7.1(a), shall not file any document in a form to which such counsel reasonably objects.

                 (i) Make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12 month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                 (j) Furnish on the date that Registrable Securities are delivered to any underwriters for sale in connection with a registration pursuant to this section 7 (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and sub-stance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                 (k) Make available for inspection by any holder of Registrable Securities, any underwriters participating in the offering pursuant to the registration and the counsel, accountants or other agents retained by any holder of Registrable Securities or any such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the holders of Registrable Securities or any such underwriters in connection with the registration.

                 (l) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange. If the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Common Stock on NASDAQ.

                 (m) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                 (n) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the holders of Registrable Securities or any underwriters may reasonably request.

                 (o) Take all other actions reasonably necessary to expedite and facilitate disposition by the holders of Registrable Securities of the Registrable Securities pursuant to the Registration Statement.

         7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 7 with respect to each holder of Registrable Securities that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

         7.5 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to sections 7.1, 7.2 and 7.3, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the holders of Registrable Securities, shall be borne by the Company.

         7.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement pursuant to this section 7:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Securities, the directors, if any, of such holders, the officers, if any, of such holders who sign the Registration Statement, each person, if any, who controls such holders, any underwriter (as defined in the Securities Act) for such holders and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any, untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each holder of Registrable Securities and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this section 7.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the holders of Registrable Securities or any such underwriter or controlling, person and shall survive the transfer of the Registrable Securities by the original Warrantholder or any subsequent transferee.

                 (b) To the extent permitted by law, each holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and such holder will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section 7.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; and provided further, that each holder of Registrable Securities shall be liable under this paragraph (b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds actually received by such holder as a result of the sale of Registrable Securities pursuant to such registration.

                 (c) Promptly after receipt by an indemnified party under this section 7.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 7.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel for the indemnifying party in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this section 7.6 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 7.6. The indemnification required by this section 7.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred.

                 (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this section 7.6 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this section 7.6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         7.7 Reports Under Securities Exchange Act of 1934. With a view to making available to the holders of Registrable Securities the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Warrantholder to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) furnish to each holder of Registrable Securities, so long as such holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing the holders of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         7.8 Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this section 7 shall be deemed to have been assigned by the Warrantholder to its transferee or assignee upon the assignment or transfer of the Registrable Securities pursuant to section 4 hereof without any action on the part of the Warrantholder or such transferee or assignee and the provisions of this Warrant shall be binding upon and accrue to the benefit of such assignee or transferee and its successors and assigns. For purposes of section 7 of this Agreement (i) the term "Holders of Registrable Securities" as used shall include permitted assignees and (ii) the terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

8.       Notices of Corporate Action.  In the event of

                 (a) any taking by the Company of a record of the holders of any class of Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party, or

                 (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other Securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 30 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

9.       Put Option.

         9.1 Put Option. The Company hereby grants to the Warrantholder the right and option (the "Put Option") to require the Company upon the occurrence of a Put Event, on the terms and conditions set forth herein, to purchase this Warrant or, if this Warrant had theretofore been exercised, all, but not less than all, of the Warrant Shares then held by the Warrantholder.

         9.2     Notices.  In addition to the obligations of the Company under section 8, within two days following the occurrence of any action or event that could result in the occurrence of a Put Event, including without limitation, the execution of a letter of intent or binding agreement, the Company shall notify the Warrantholder of (i) such action or event, (ii) the date on which the Put Event is expected to occur, (iii) the nature of the Put Event, (iv) the consideration to be paid to the Company or any shareholder of the Company on such Put Event and (v) such other information as the Warrantholder shall reasonably request.

         9.3 Exercise of Put Option. At any time within 10 days following the delivery by the Company of the notice referred to in section 9.2 but in any event, prior to the occurrence of the Put Event, the Warrantholder may, but shall not be obligated to, deliver notice to the Company stating that the Warrantholder is exercising the Put Option. If the Warrantholder delivers such notice and a Put Event occurs, the Company shall purchase this Warrant or all, but not less than all, of the Warrant Shares then held by the Warrantholder, as the case may be, on the terms and in the manner specified in sections 9.4 and 9.5.

         9.4 Purchase Price. The purchase price for this Warrant or the Warrant Shares, as the case may be, shall be equal to the product of (i) the number of Warrant Shares then issuable upon the exercise of this Warrant or the number of Warrant Shares then held by the Warrantholder, as the case may be, multiplied by (ii) in the event of the occurrence of a Put Event specified in clause (i) or (ii)(A) of the definition of Put Event set forth below, the highest price per share paid to shareholders of the Company in such Put Event or, in the event of the occurrence of a Put Event specified in clause (ii)(B) of the definition of Put Event set forth below, the quotient obtained by dividing (x) the aggregate purchase price paid to the Company in such Put Event less, in the case of any Put Event, the aggregate payment the Warrantholder would make to the Company if the Warrants of such Warrantholder were exercised by (y) the number of shares of Common Stock then outstanding calculated on a fully diluted basis assuming all of the Warrants are exercised. For purposes of determining the number of Warrant Shares issuable upon the exercise of this Warrant in making the calculation set forth above, effect shall be given to any adjustment provided herein in the number of Warrant Shares issuable upon the exercise of this Warrant as a result of the occurrence of the Put Event. The cash value of any non- cash consideration paid to the shareholders of the Company in a Put Event specified in clause (i) or (ii)(A) of the definition of Put Event set forth below or to the Company in a Put Event specified in clause
(ii)(B) of the definition of Put Event set forth below shall be determined by the good faith mutual agreement of the Warrantholder and the Company, or if no such agreement can be reached within 30 days following the date on which notice of the exercise of the Put Option is received by the Company, by an investment banking firm mutually agreeable to the Warrantholder and the Company and experienced in evaluating companies engaged in the line of business which the Company is then engaged. The determination of any such investment banking firm hereunder shall be final and binding upon the Company and the Warrantholder. The fees of any such investment banking firm shall be paid one-half by the Warrantholder and one-half by the Company.

         9.5 Closing. The closing of any purchase hereunder of this Warrant or the Warrant Shares, as the case may be, shall be held at the offices of the Company simultaneously with or immediately prior to the closing of the Put Event. At such closing, the Warrantholder shall deliver to the Company this Warrant or the Warrant Shares, as the case may be, duly endorsed for transfer and the Company shall deliver to the Warrantholder a certified or official bank check for the purchase price thereof.

10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Additional Securities: all shares, (including treasury shares) of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, issued or sold by the Company after the date hereof, excluding (i) any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities (or shares of Common Stock issued upon conversion, exchange or exercise, as the case may be, of such rights, options, warrants or convertible or exchangeable securities) for which, an adjustment has been made pursuant to section 6.1(a) or clauses (i) or (ii) of section 6.1(d), (ii) the Warrant Shares and (iii) shares of Common Stock issued upon conversion, exchange or exercise, as the case may be, of rights, options, warrants or convertible or exchangeable securities, for which an adjustment has been made in accordance with section 6.1(d)(iii) upon issuance of such rights, options, warrants or convertible or exchangeable securities.

         Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

         Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York.

         Current Market Price: in respect of any share of Common Stock if there shall then be a public market for the Common Stock, the average of the daily market prices for 10 consecutive Business Days commencing 15 days before such date; the daily market price for each such Business Day being (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ, or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by the Warrantholder and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Warrantholder and one of which shall be selected by the Company.

         Default: the occurrence of the event of default specified in Section 12(a) of the Loan Agreement or the exercise of the acceleration rights specified in clause (I) of Section 12 of the Loan Agreement.

         Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

         Loan: as defined in the Loan Agreement.

         Loan Agreement: the Loan and Security Agreement, dated as of December 15, 1992, among the Company, Citibank, N.A., as Agent, and the Lenders named therein.

         Permitted Issuances: (i) the issuance of shares of Common Stock upon exercise of this Warrant, (ii) if there shall then be a public market for the Common Stock, the issuance of shares of Common Stock upon receipt by the Company of the Current Market Price therefor and (iii) at any time prior to the time there is a public market for the Common Stock, the issuance of shares of Common Stock in an arm's-length transaction with third persons not affiliated with the Company for consideration equal to the fair value of such shares as determined in good faith by the Board of Directors of the Company. Any determination by the Board of Directors of the Company pursuant to the preceding sentence may be challenged in good faith by the holders of all remaining unexercised warrants issued pursuant to the Loan Agreement entitling such holders to purchase at least 51% of the shares of Common Stock issuable under such then exercised warrants and any dispute shall be resolved by an investment banking firm of reorganized national standing selected and paid for by the Company and reasonably acceptable to such holders or by any other method as is then agreed to by the Company and such holders.

         Put Event: the occurrence of any of the following: (i) the Company is acquired by merger, consolidation or other business combination by any person or group of persons (other than Thomas P. Tatham) or (ii) the acquisition, directly or indirectly, by any person or group of persons (other than Thomas P. Tatham) of (A) more than 50% of the capital stock of the Company or (B) more than 50% of the assets of the Company, in either case, by way of negotiated purchase or otherwise. For purposes hereof, the determination of whether persons shall be deemed to be acting as a "group of persons" shall be made in accordance with the provisions of Section 13(d)(3) of the Exchange Act.

         Registrable Securities: (i) the Warrant Shares and other securities issued or issuable upon exercise of this Warrant and (ii) any securities issued or issuable with respect to any Common Stock or other securities referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination or other reorganization or otherwise.

         Rule 415: Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis.

         SEC: the Securities and Exchange commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

         Securities Act: the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

11.      Miscellaneous.

         11.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

         11.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         11.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         11.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         11.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

         11.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                           (a)     if to the Company, addressed to:
                                   DeepTech International Inc.
                                   7500 Texas Commerce Tower
                                   600 Travis
                                   Houston, Texas 77002
                                   Attention:  Thomas P. Tatham

         (b) if to the Warrantholder, addressed to the address of such Warrantholder appearing on the books of the Company. Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

         11.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         11.8 GOVERNING LAW. THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

         11.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                           DEEPTECH INTERNATIONAL INC.



                           By:
                              -------------------------------------------------
                           Name:
                                -----------------------------------------------
                           Title:
                                 ----------------------------------------------

Dated: December 31, 1996